SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 26, 2005

(Date of earliest event reported)

WASHINGTON GROUP INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12054	33-0565601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO  83712

(Address of principal executive offices, including zip code)

208 / 386-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On August 26, 2005, Washington Group International, Inc. (WGII) issued a press release announcing that its President and Chief Executive Officer, Stephen G. Hanks, has adopted a pre-arranged, personal trading plan in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934.  The press release is attached as Exhibit 99.1 hereto.

Rule 10b5-1 permits officers and directors of public companies to buy and/or sell fixed portions of company stock over a designated period of time by pre-arranged written plans that are established at a time when the officers and directors are not in possession of material, non-public information.

Mr. Hanks’ Rule 10b5-1 plan allows the exercise of employee stock options and the sale of the underlying securities as part of his personal financial planning, commencing in December of 2005.  After giving effect, Mr. Hanks will continue to hold approximately 277,000 shares, composed of restricted stock and vested and unvested stock options.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Washington Group International, Inc., on August 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.

	By:	/s/ Craig G. Taylor
	Name:	Craig G. Taylor
	Title:	Corporate Secretary

Dated: August 26, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Washington Group International, Inc. news release, dated August 26, 2005.